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                                                                     Exhibit 5.1
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                               February 17, 1999

Infoseek Corporation
1399 Moffett Park Drive
Sunnyvale, California 94089

          Re:  Post-Effective Amendment to Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") filed by Infoseek Corporation, a Delaware corporation (the "Registrant" or "you"), with the Securities and Exchange Commission on November 18, 1998 and the Post-Effective Amendment No. 1 to the Registration Statement (the "Post-Effective Amendment") to be filed on or about February 17, 1999 in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 921,357 shares of your Common Stock, par value $0.001, reserved for issuance pursuant to the Starwave Corporation Revised 1992 Combined Incentive and Nonqualified Stock Option Plan, Amended and Restated as of March 7, 1995 (the "1992 Plan"), and of 1,283,960 shares of your Common Stock, par value $0.001, reserved for issuance pursuant to the Starwave Corporation 1997 Restated Nonqualified Stock Option Plan (the "1997 Plan") (collectively, the "Shares"). As your legal counsel, we reviewed the actions taken and proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Registrant under the 1992 Plan and the 1997 Plan.

     It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the Shares pursuant to the Registration Statement, the Post-Effective Amendment, the 1992 Plan and the 1997 Plan, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Post-Effective Amendment and further consent to the use of our name wherever appearing in the Post-Effective Amendment, including any Prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the general instructions to Form S-8 under the Securities Act of 1933 with respect to the Registration Statement.

                                     Very truly yours,

                                     WILSON SONSINI GOODRICH & ROSATI
                                     Professional Corporation

                                     /s/ Wilson Sonsini Goodrich &Rosati